Exhibit 32

Certification of Co-Chief Executive Officers and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

David M. Flair, Co-President and Chief Executive Officer of BV Financial, Inc. (the “Company”), Timothy L. Prindle, Co-President and Chief Executive Officer of the Company, and Michael J. Dee, Executive Vice President and Chief Financial Officer of the Company, each certify in their capacity as an officer of the Company that they have reviewed the annual report on Form 10-K for the year ended December 31, 2024 (the “Report”) and that, to the best of my knowledge:

1.
The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 27, 2025	/s/ David M. Flair
David M. Flair
Co-President and Chief Executive Officer

Date:	March 27, 2025	/s/ Timothy L. Prindle
Timothy L. Prindle
Co-President and Chief Executive Officer

Date:	March 27, 2025	/s/ Michael J. Dee
Michael J. Dee
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.